UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 18, 2004

IPC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-82540	74-3022102

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

88 Pine Street, Wall Street Plaza, New York, NY 10005

(Address of Principal Executive Offices)

(212)-825-9060

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
ITEM 7. EXHIBITS
SIGNATURE
EX-99.1: PRESS RELEASE

ITEM 5. OTHER EVENTS

     On June 18, 2004, IPC Acquisition Corp., through its subsidiary IPC Information Systems, LLC, announced that it has entered into an agreement to sell assets related to its Information Transport Systems (“I.T.S.”) division to a group of private investors. The I.T.S. division provides cabling infrastructure within buildings among both voice and data communications devices. The transaction is expected to close by the quarter ended June 30, 2004 and will be reflected as a discontinued operation.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. EXHIBITS

(c) Exhibits

Exhibit No.	Description
99.1	Press release of IPC Acquisition Corp. dated June 18, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPC Acquisition Corp.

Dated: June 23, 2004	By:	/s/ Timothy Whelan
Timothy Whelan
Chief Financial Officer
(Principal Financial and Accounting
Officer and Duly Authorized Officer)

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